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CONTACT:
Ana Lopez                                  Evan Smith, CFA / Erica Pettit
SFBC International, Inc.                   KCSA Worldwide
305-895-0304                               212-896-1251 / 212-896-1248


              SFBC INTERNATIONAL REPORTS FIRST QUARTER 2003 RESULTS
                                      - - -
                       Net Earnings Increased 46.1 Percent

MIAMI, MAY 5, 2003 -- SFBC INTERNATIONAL, INC. (NASDAQ: SFCC), a provider of specialized, outsourced drug development research services to the pharmaceutical and biotechnology industries, today announced its first quarter 2003 results for the period ended March 31, 2003.

Revenue for the first quarter including acquisitions was $18.7 million, an increase of 95 percent, compared to $9.6 million for the first quarter ended March 31, 2002. For the current quarter, the Company reported gross margins of
43.4 percent compared with gross margins of 49.3 percent in the prior year's period. Net earnings for the first quarter 2003 increased 46.1 percent to $1.9 million compared to $1.3 million for the first quarter 2002. Earnings per fully diluted share were $0.26 in the first quarter 2003 compared to $0.18 in the first quarter 2002, an increase of approximately 44 percent.

Recent highlights:
o The new SFBC Fort Myers Clinical Research Facility is a 20,000 square foot facility with a total capacity of 120 beds and provides Phase I - IV clinical trials services. The previous facility in Fort Myers was approximately 6,100 square feet with 48 beds.
o SFBC hosted its first scientific symposium, bringing together executives from 30 pharmaceutical and biotechnology companies, many of whom have already signed new contracts.
o SFBC entered into an agreement with eResearchTechnology, Inc. (eRT), a leading provider of centralized electrocardiographic (ECG) collection and interpretation services, for joint promotion of eRT cardiac safety services and SFBC Phase I clinical research services. This alliance enables testing of new drug candidates in conjunction with emerging international cardiac safety regulatory guidance and technical standards.
o Lisa Krinsky, MD, Chairman and President of SFBC, was named a finalist in the Best Executive category for the first-ever American Business Awards, the first national, all-encompassing business awards program honoring great performances in the workplace.
o SFBC launched its new brand identity to graphically recognize SFBC's strengths while conveying the strong reputations of the individual subsidiaries.
o SFBC presented at two financial industry conferences in the first quarter - UBS Warburg's 13th Annual Global Healthcare Services Conference on February 4th and Raymond James' 24th Annual Institutional Investors Conference on March 4th.

"We continued to exhibit strength in our business during the quarter which is evident by our financial results," stated Arnold Hantman, Chief Executive Officer of SFBC International. "The successful integration of several acquisitions over the past couple of years has diversified our service offering and enabled SFBC to successfully cross-market our services to existing and new customers to leverage our sales and marketing capabilities. We believe it is because of this that we are seeing greater strength in the number of proposals and potential contracts. In addition, by having multiple facilities across North America, we are beginning to gain added flexibility to provide our services utilizing the most cost effective facility. "

Lisa Krinsky, MD, Chairman and President, commented, "By keeping close to our clients, we have built an organization that meets our clients' needs. We continue to work to meet the growing demand for our services. Our dedication to excellence is evidenced by our recent signing of a partnership with eResearch to ensure we can meet the emerging international cardiac safety regulatory guidance and technical standards. In addition, we worked diligently to increase our capacity in Fort Myers by opening a new facility with and two and half times its original capacity. Upon opening, SFBC held a symposium that was an overwhelming success, bringing together executives from 30 pharmaceutical and biotechnology companies, many of whom have already signed new contracts with SFBC."

FISCAL 2003 GUIDANCE
Based upon SFBC's current business trends and activities, the Company anticipates 2003 revenue and earnings per share to be approximately $82 - $85 million and $1.28 - $1.33, respectively.

CONFERENCE CALL INFORMATION
SFBC will host a live conference call and listen-only Webcast to discuss its first quarter 2003 results at 8:30 a.m. EDT tomorrow, Tuesday, May 6, 2003. To participate in the conference call, please dial 877-297-4509 (United States) or 973-935-2100 (International). A listen-only Webcast of the conference call will be available at www.sfbci.com.

For those unable to participate in the live conference, there will be an audio replay available from May 6, 2003 at 11:00 a.m. EDT through May 20, 2003 at 11:59 p.m. EDT, by dialing 877-519-4471 (Domestic) or 973-341-3080
(International) and entering the pass code: 3890042 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com from May 6, 2003 at 11:00 a.m. EDT through June 5, 2003 at 11:59 p.m. EDT.

ABOUT SFBC INTERNATIONAL, INC.
SFBC International, Inc. is a rapidly expanding comprehensive provider of early clinical development studies. The Company is one of the leading providers of Phase I/II clinical trials in North America. SFBC recently expanded its Phase III capabilities, through the acquisition of New Drug Services, to include Biostatistics, Data Management, and Regulatory and Drug Submission. The Company currently provides cost-effective, accurate information to more than 100 of the largest branded and generic pharmaceutical and biotechnology companies globally. With a total of more than 880 beds and 13 discrete clinical units, SFBC's facilities are located in Miami and Fort Myers, Florida; Charlotte, North Carolina; Kennett Square and Philadelphia, Pennsylvania; and Montreal and Quebec City, Canada. These sites include two state-of-the-art-bioanalytical laboratories and two clinical laboratories. The Company has significant experience recruiting some of the most challenging special populations, including geriatrics, pediatrics, post-menopausal women, cardiac disease, diabetes, kidney disease, ophthalmology, HIV and dermatology. In addition to its core Phase I and Phase II services, SFBC also provides Phase III and Phase IV trial management services to the pharmaceutical and biopharmaceutical industry. Additional information is available at the Company's website, http://www.sfbci.com.

FORWARD-LOOKING STATEMENTS
The statements made in this press release discussing the growing demand for SFBC's services and its guidance for 2003 are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("the Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, changes affecting the clinical research industry, a reduction of outsourcing by pharmaceutical and biotechnology companies, our ability to compete nationally in attracting pharmaceutical companies in order to develop additional business, our continued ability to recruit participants for clinical studies, our clients' ability to provide the drugs and medical devices used in our clinical trials, the economic climate nationally and internationally as it affects drug development operations, and the future market price of our stock. Further information on the Company's risk factors is contained in the Company's prospectus, Form 10-KSB and other filings with the Securities and Exchange Commission.

                                      # # #

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
================================================================================

                                                       Three Months Ended
                                                           March 31,
                                                      2003            2002
                                                      ----            ----

Net revenue                                      $ 18,670,036    $  9,582,555
Costs and expenses
      Direct costs                                 10,568,592       4,861,743
      Selling, general and
        administrative expenses                     5,814,860       2,819,628
                                                 ------------    ------------
           Total costs and expenses                16,383,452       7,681,371
           Earnings from operations                 2,286,584       1,901,184
Other income (expense)
      Interest income                                  52,015         191,010
      Interest expense                                (74,439)        (45,719)
                                                 ------------    ------------
           Total other income (expense)               (22,424)        145,291
                                                 ------------    ------------
           Earnings before taxes                    2,264,160       2,046,475
Income tax expense                                    320,876         716,699
                                                 ------------    ------------
           Net earnings                          $  1,943,284    $  1,329,776
                                                 ============    ============
Earnings per share:
      Basic                                      $       0.27    $       0.20
                                                 ============    ============
      Diluted                                    $       0.26    $       0.18
                                                 ============    ============
Shares used in computing earnings per share:
      Basic                                         7,219,558       6,699,022
                                                 ============    ============
      Diluted                                       7,582,589       7,345,152
                                                 ============    ============

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2003
================================================================================

                                                      (Unaudited)   (Audited)
                                                       March 31,   December 31,
                                                         2003          2002
                                                         ----          ----

ASSETS
Cash, equivalents, and marketable securities            8,097,803    8,775,018
Accounts receivable                                    21,880,388   21,753,778
Total current assets                                   33,872,365   35,419,001

Fixed assets                                           17,205,112   16,612,579

Total assets                                           86,005,638   85,959,440

LIABILITIES and STOCKHOLDERS' EQUITY
Current liabilities                                    11,532,606   14,613,794

Total liabilities                                      15,204,836   17,400,750

Stockholders' equity                                   70,800,802   68,558,690

Total liabilities and stockholders' equity             86,005,638   85,959,440